SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the registrant [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:

[ ]   Preliminary proxy statement
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive proxy statement
[ ]   Definitive additional materials
[ ]   Soliciting material pursuant to 240.14a-11(c) or [ ] 240.14a-12


                             PIPER JAFFRAY COMPANIES
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of filing fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transactions applies:


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount previously paid:

      (2)   Form, Schedule or Registration Statement No.:

      (3)   Filing party:

      (4)   Date filed:







                                  PIPER JAFFRAY
                                    COMPANIES


                  Notice of Annual Meeting and Proxy Statement
                                      1997




                          Piper Jaffray Companies Inc.

                              PIPER JAFFRAY TOWER

          222 SOUTH NINTH STREET           MINNEAPOLIS, MINNESOTA 55402


Dear Fellow Shareholders:

In the first year of our second century of business, we once again were reminded of the importance of working together on behalf of our shareholders. We look forward to our annual meeting and the opportunity to speak directly to our fellow shareholders about our accomplishments and the challenges we faced in 1996.

You are invited to attend the Piper Jaffray Companies Inc. Annual Meeting on Wednesday, January 22, 1997, at 4:00 p.m. (Pacific Standard Time) at the Palace Hotel, 2 New Montgomery Street, San Francisco, California.

Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to sign the accompanying proxy and promptly return it in the enclosed reply envelope.

Sincerely,


/s/ Addison L. Piper
Addison L. Piper
CHAIRMAN AND CHIEF EXECUTIVE OFFICER


/s/ William H. Ellis
William H. Ellis
PRESIDENT


/s/ Andrew S. Duff
Andrew S. Duff
PRESIDENT, PIPER JAFFRAY INC.

December 27, 1996




                          Piper Jaffray Companies Inc.

                               PIPER JAFFRAY TOWER

        222 SOUTH NINTH STREET              MINNEAPOLIS, MINNESOTA 55402

                            NOTICE OF ANNUAL MEETING
                                 OF SHAREHOLDERS
                                JANUARY 22, 1997

The Annual Meeting of Shareholders of Piper Jaffray Companies Inc. will be held at the Palace Hotel, 2 New Montgomery Street, San Francisco, California, on Wednesday, January 22, 1997 at 4:00 p.m. (Pacific Standard Time) for the following purposes:

      (1)   To elect seven directors for the ensuing year.

      (2) To act upon a proposal to amend the Piper Jaffray Companies Inc. Stock Investment Plan.

      (3) To act upon any other business that may properly come before the meeting.

Only holders of common stock of record at the close of business on November 29, 1996 will be entitled to vote at the meeting or any adjournment thereof.

WHETHER OR NOT YOU PLAN TO COME TO THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE REPLY ENVELOPE PROVIDED. YOUR COOPERATION IN PROMPTLY SIGNING AND RETURNING YOUR PROXY WILL HELP AVOID FURTHER SOLICITATION EXPENSE.


                                      By Order of the Board of Directors


                                      /s/ David E. Rosedahl
                                      David E. Rosedahl
                                      SECRETARY

December 27, 1996



                          Piper Jaffray Companies Inc.

                               PIPER JAFFRAY TOWER

        222 SOUTH NINTH STREET             MINNEAPOLIS, MINNESOTA 55402

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 22, 1997

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Piper Jaffray Companies Inc. (the "Company") of proxies for the Annual Meeting of Shareholders to be held on Wednesday, January 22, 1997, and any adjournment thereof. Stock represented by proxies will be voted. Where specification is made in the proxy the stock will be voted in accordance therewith. Proxies may be revoked at any time before being voted by giving written notice of revocation to the Secretary of the Company. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders on or about December 27, 1996.

There were outstanding on November 29, 1996, the record date for shareholders entitled to vote at the meeting, 18,202,349 shares of common stock, each share being entitled to one vote. So far as is known to the Company, the following is the only beneficial owner of more than 5% of the outstanding common stock of the Company as of November 29, 1996.

                                  NUMBER
                                 OF SHARES      PERCENT OF
      NAME AND ADDRESS         BENEFICIALLY    OUTSTANDING
     OF BENEFICIAL OWNER           OWNED          SHARES
     -------------------       ------------    -----------
Piper Jaffray Companies ESOP     7,405,281        40.68%
(the "Trust")
Suite 1600
222 South Ninth Street
Minneapolis, Minnesota 55402

With respect to the shares of common stock of the Company held by the Trust, the participants in the Trust are authorized to control how votes are cast by giving instructions. Each participant may control the voting of such shares in the proportion which the value of that participant's benefit in the ESOP fund bears to the total value of all benefits therein. Any shares held by the Trust for which timely instructions are not received from the participants are voted in the same proportion of yeas and nays on each issue as are cast with respect to all other shares voted at the meeting (including shares for which participants' instructions have been received and shares not held by the Trust).

Expenses in connection with the solicitation of proxies will be paid by the Company. Solicitation of proxies will be principally by mail. In addition, several of the officers or employees of the Company may solicit proxies, either personally or by telephone, or by special letter. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and will reimburse them for their expenses in so doing.

So far as the Board of Directors is aware, no matters other than those described in this Proxy Statement will be acted upon at the meeting. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the same in acccordance with their judgment on such other matters.

The affirmative vote of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy at the meeting and entitled to vote on a matter to be acted upon at the meeting is required for the approval of such matter. For this purpose, a shareholder voting through a proxy who abstains with respect to any matter is considered to be present and entitled to vote on such matter at the meeting, and such shareholder's shares are in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any matter shall not be considered present and entitled to vote on such matter.

                              ELECTION OF DIRECTORS

At the meeting it will be proposed to elect seven directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The Board of Directors has designated the following individuals as nominees for election. With the exception of Andrew S. Duff, each nominee is presently a director of the Company and was elected by the shareholders of the Company at the last Annual Meeting of Shareholders. With the exception of Andrew
S. Duff, each nominee is presently a director of Piper Jaffray Inc. ("Piper Jaffray"), the Company's broker-dealer subsidiary. All of the nominees have indicated a willingness to serve, but in case any of the nominees is not a candidate at the meeting, it is the intention of the persons named in the enclosed proxy to vote in favor of the remainder of the nominees and to vote for substitute nominees in their discretion. John L. McElroy, Jr., a current director of the Company, is not standing for re-election at the meeting. Information regarding the nominees is set forth below.


[PHOTO]           ADDISON L. PIPER           AGE 50            DIRECTOR SINCE 1977
                  CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                  Chairman of the Board and Chief Executive Officer of the Company
                  and of Piper Jaffray for more than five years.

[PHOTO]           WILLIAM H. ELLIS           AGE 54            DIRECTOR SINCE 1981
                  PRESIDENT
                  President of the Company for more than five years. From March 1983 to December 1995, Mr. Ellis served as the Chief Operating Officer of the Company and of Piper Jaffray; and from November 1982 to
                  December 1995, President of Piper Jaffray. Mr. Ellis is also
                  Chairman of the Board, Chief Executive Officer and President of
                  Piper Capital Management Incorporated ("Piper Capital"). Mr. Ellis
                  is also a director of Piper Funds Inc., Piper Global Funds Inc.,
                  Piper Institutional Funds Inc. (open-end management investment companies), Piper Trust Company and several closed-end investment companies for which Piper Capital serves as an investment adviser.

[PHOTO]           ANDREW S. DUFF             AGE 38            DIRECTOR-NOMINEE
                  PRESIDENT OF PIPER JAFFRAY
                  President of Piper Jaffray since January 1996. From October 1994 to January 1996, Mr. Duff served as the Director of Fixed Income
                  Capital Markets of Piper Jaffray; from February 1993 to October
                  1994, Manager of Institutional Sales and Trading of Piper Jaffray;
                  and from January 1991 to February 1993, Manager of Institutional
                  Sales of Piper Jaffray; and from August 1980 to January 1991,
                  Investment Executive, Institutional Fixed Income Sales of Piper
                  Jaffray.

[PHOTO]           RALPH W. BURNET            AGE 51            DIRECTOR SINCE 1988
                  DIRECTOR
                  Chairman and Chief Executive Officer of Burnet Financial Group
                  (mortgage banking, insurance, title insurance and real estate brokerage) since January 1990. From May 1988 to January 1990, Mr.
                  Burnet served as Chairman and Chief Executive Officer of Fairway
                  International Corporation (real estate development); and from
                  November 1983 to May 1988, President of Merrill Lynch Realty --
                  Central and East Region (residential and commercial real estate brokerage, title insurance and mortgage banking).

[PHOTO]           KATHY HALBREICH            AGE 47            DIRECTOR SINCE 1994
                  DIRECTOR
                  Director of the Walker Art Center, Minneapolis, Minnesota, since
                  March 1991. From 1988 to 1990, Ms. Halbreich served as Curator of
                  Contemporary Art for the Museum of Fine Arts, Boston,
                  Massachusetts.

[PHOTO]           ROBERT S. SLIFKA           AGE 55            DIRECTOR SINCE 1988
                  DIRECTOR
                  Independent Financial Consultant since January 1996. From October
                  1992 to January 1996, Mr. Slifka served as Chief Executive Officer and President of Loan Guarantee Investment Corporation (lessor of commercial equipment under leases originated through commercial banks) from December 1986 to March 1992, Senior Vice President of
                  ITT Corporation (diversified manufacturer and supplier of
                  telecommunications equipment and services, financial and insurance services and industrial and consumer products); and from March
                  1989 to October 1991, Executive Vice President and Group General
                  Manager of Commercial Financing Activities of ITT Financial
                  Corporation.

[PHOTO]           DAVID STANLEY              AGE 61            DIRECTOR SINCE 1974
                  DIRECTOR
                  Chairman and Chief Executive Officer of Payless Cashways, Inc.
                  (building materials specialty retailer) for more than five years.
                  Mr. Stanley is also a director of Digi International Inc.
                  (computer hardware and software manufacturer) and Best Buy Co.,
                  Inc. (consumer electronics retailer).


VOTING REQUIREMENTS

The affirmative vote of a majority of the outstanding shares of common stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. For this purpose, a shareholder voting through a proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and such shareholder's shares are in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors.

DIRECTOR COMPENSATION

For the fiscal year ended September 30, 1996, each non-employee director of the Company received a fee of $23,350 for services as a director of the Company and of Piper Jaffray. All non-employee directors elected to defer all or a portion of their cash compensation until January of 1997. At that time they will receive restricted shares of the Company's common stock in lieu of cash compensation at 120% of the cash value.

The Piper Jaffray Companies Inc. Omnibus Stock Plan (the "Omnibus Stock Plan") provides for the nondiscretionary grant of a nonstatutory stock option to purchase 2,000 shares of common stock of the Company to each non-employee director on the date of each annual meeting of the Company's shareholders as compensation for services for the ensuing year. Non-employee directors joining the board between annual meetings are granted an option to purchase a pro-rata portion of such number of shares. All non-employee director options have an exercise price equal to the fair market value of a share of common stock on the date of grant and become fully exercisable one year after the date of grant.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES THEREOF

The Board of Directors of the Company has established an Audit Committee. The current members of the Audit Committee are Ms. Halbreich and Messrs. Burnet, McElroy, Slifka (Chairman) and Stanley. The Audit Committee is responsible for recommending to the Board of Directors a firm of independent auditors to act as the Company's independent auditors, reviewing the audit plan of the Company's independent auditors, and reviewing the auditor's report on the Company's financial statements. During the fiscal year ended September 30, 1996, the Audit Committee met five times.

The Board of Directors has established an Executive Compensation Committee. The current members of the Executive Compensation Committee are Ms. Halbreich and Messrs. Burnet (Chairman), McElroy, and Slifka. The Executive Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers and directors of the Company. During the fiscal year ended September 30, 1996, the Executive Compensation Committee met five times.

The Board of Directors has established a Governance Committee. The current members of the Governance Committee are Ms. Halbreich and Messrs. Burnet (Chairman), McElroy, Piper, Slifka and Stanley. The Governance Committee is responsible for selecting nominees to stand for election as directors at the Company's Annual Meeting of Shareholders. The Governance Committee will consider nominees recommended by shareholders. Such recommendations should be submitted to the Secretary of the Company, Piper Jaffray Tower, 222 South Ninth Street, P.O. Box 28, Minneapolis, Minnesota 55440-0028. During the fiscal year ended September 30, 1996, the Governance Committee met five times.

DIRECTOR MEETINGS

During the fiscal year ended September 30, 1996, five meetings of the Board of Directors were held.

EQUITY SECURITIES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding the beneficial ownership of common stock of the Company as of November 29, 1996 by each director, each executive officer named in the Summary Compensation Table on page 6 of this Proxy Statement, and all directors and executive officers of the Company as a group. Except as otherwise noted below, the listed beneficial owner has sole voting and investment power with respect to such shares.

                                          NUMBER OF
                                            SHARES           PERCENT OF
                                         BENEFICIALLY       OUTSTANDING
                                            OWNED              SHARES
  BENEFICIAL OWNER                        (1)(2)(3)          (1)(2)(3)
  ----------------                        ---------          ---------

 Addison L. Piper                           565,999             3.08
 William H. Ellis                           324,703             1.77
 Ralph W. Burnet                             27,027               *
 Andrew S. Duff                              69,443               *
 Kathy Halbreich                              4,000               *
 Bruce C. Huber                             183,537             1.00
 Dan L. Lastavich                           160,932               *
 John L. McElroy, Jr.                        12,027               *
 Robert S. Slifka                             8,000               *
 David Stanley                               16,567(4)            *
 All directors and executive
  officers as a group (17 persons)        2,041,259            10.69


*Less than 1%

(1) Includes shares held for the benefit of such persons by the Trust as follows: Mr. Piper, 72,408; Mr. Ellis, 27,902; Mr. Duff, 16,943; Mr. Huber, 50,973; Mr. Lastavich, 20,795; and all directors and executive officers of the Company as a group, 305,591.

(2) Includes shares which the following persons have a right to acquire upon exercise of stock options pursuant to the Omnibus Stock Plan: Mr. Piper, 144,070; Mr. Ellis, 117,550; Mr. Burnet, 8,000; Mr. Duff, 44,000; Ms.
      Halbreich, 4,000; Mr. Huber, 76,000; Mr. Lastavich, 91,600; Mr. McElroy, 8,000; Mr. Slifka, 8,000; Mr. Stanley, 8,000; and all directors and executive officers of the Company as a group, 834,220.

(3) Includes shares which the following persons have a right to acquire upon exercise of stock options pursuant to the 1983 Book Value Stock Purchase Plan (the "Book Value Plan"): Mr. Piper, 12,250; Mr. Ellis, 10,400; Mr. Duff, 1,700; Mr. Huber, 5,200; Mr. Lastavich, 5,000; and all directors and executive officers of the Company as a group, 50,450.

(4) Does not include 1,380 shares held by a trust for the benefit of an adult child of Mr. Stanley, in which shares Mr. Stanley disclaims any beneficial interest.

                            EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation of the Company's Chief Executive Officer and each of its four other most highly compensated executive officers for each of the last three fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                    ANNUAL COMPENSATION                   ------------
                                     -------------------------------------------------       AWARDS
                                                                             OTHER           ------
                                                                             ANNUAL          OPTIONS         ALL OTHER
                                     FISCAL                   BONUS       COMPENSATION      (NUMBER OF      COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR      SALARY       (1)(2)           (3)           SHARES)(4)       (5)(6)(7)
---------------------------           ----      ------       ------       ------------      ----------      ------------
Addison L. Piper                      1996     $235,000    $1,045,000       $87,461           22,000           12,360
 Chairman of the Board and            1995      200,000       500,000       $45,842           22,000           13,252
 Chief Executive Officer of the       1994      200,000       450,000        34,458           22,000           20,371
 Company and of Piper Jaffray

William H. Ellis                      1996      200,000       750,000        61,920           17,000           12,360
 President of the Company and         1995      170,000       480,000        41,603           22,000           13,252
 Chairman of the Board,               1994      170,000       450,000        31,962           22,000           20,371
 Chief Executive Officer and
 President of Piper Capital

Andrew S. Duff                        1996      175,000       775,000        61,630           17,000           11,610
 Managing Director of the Company     1995      135,000       358,000        28,311           27,000           13,252
 and President of Piper Jaffray       1994       90,000       303,610        16,088                0           20,371

Bruce C. Huber                        1996      160,000     1,005,000        78,942           14,000           37,721
 Managing Director of the Company     1995      135,000       611,000        47,660           14,000           13,252
 and Director of Equity Capital       1994      130,000       595,000        42,363           14,000           20,371
 Markets of Piper Jaffray

Dan L. Lastavich                      1996      160,000       790,000        61,919           14,000           12,360
 Managing Director - Investments      1995      135,000       460,000        36,741           14,000           13,252
 of Piper Jaffray (8)                 1994      130,000       505,000        33,243           14,000           20,371

-----------------------

(1) Includes for the years indicated performance bonuses earned pursuant to the Company's executive compensation program. See "Report of the Executive Compensation Committee" herein.

(2)   1994 bonus for Mr. Duff includes commissions of $230,610.

(3) Fiscal 1996 amounts represent payments in-lieu-of contributions to the Trust. See "Report of the Executive Compensation Committee" herein.

(4) Includes for fiscal 1994, shares subject to options granted pursuant to the Omnibus Stock Plan which were voluntarily forfeited in December 1994 as follows: for Mr. Piper, 11,000; Mr. Ellis, 11,000; Mr. Huber, 7,000; and Mr. Lastavich, 7,000.

(5) Includes for fiscal 1996 $11,610 to be contributed by the Company to the Trust for each of the named individuals. See "Report of the Executive Compensation Committee" herein.

(6) Includes for fiscal 1996 matching contributions of $750 made by the Company to the Piper Jaffray Companies 401(k) Plan for each of the named individuals except Mr. Duff who did not receive a matching contribution. See "Report of the Executive Compensation Committee" herein.

(7) Includes for fiscal 1996 for Mr. Huber, $25,361 of partnership interest in the Second Century Growth Partnership. See "Report of the Executive Compensation Committee" herein.

(8) Mr. Lastavich announced his resignation as Director of Individual Investor Services of Piper Jaffray and as a member of the Company's Management Committee effective October 1, 1996. Mr. Lastavich will continue to be employed, full-time, by Piper Jaffray until September 30, 1999. Piper Jaffray has agreed to pay Mr. Lastavich one and one-half times the average of his compensation (including base salary and bonuses) for fiscal years 1994 through 1996, less applicable withholdings, in 36 equal installments from October 1, 1996 through September 30, 1999. Piper Jaffray will also continue to provide Mr. Lastavich with all benefits to which he was then entitled as a Piper Jaffray employee and Management Committee member. Mr. Lastavich will not be eligible for bonuses in fiscal years 1997 through 1999. Mr. Lastavich will retain ownership of all currently owned stock options and will be eligible to participate in the Company's deferred compensation plan. Mr. Lastavich has agreed to certain non-compete and protection of confidential information restrictions.

STOCK OPTIONS

The following table summarizes option grants made during the fiscal year ended September 30, 1996 to the executive officers named in the Summary Compensation Table.


                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                              ASSUMED ANNUAL RATES OF
                                 PERCENT OF                                   STOCK APPRECIATION FOR
                    OPTIONS         TOTAL                                         OPTION TERM (3)
                    GRANTED    OPTIONS GRANTED   EXERCISE    EXPIRATION    -----------------------------
NAME                  (1)            (2)           PRICE        DATE          5%                 10%
----                ------     ---------------   --------    ----------    --------            --------
Addison L. Piper    22,000          12.6%         $13.50      1/24/2006    $186,782            $473,342
William H. Ellis    17,000           9.7%         $13.50      1/24/2006     144,331             365,764
Andrew S. Duff      17,000           9.7%         $13.50      1/24/2006     144,331             365,764
Bruce C. Huber      14,000           8.0%         $13.50      1/24/2006     118,861             301,217
Dan L. Lastavich    14,000           8.0%         $13.50      1/24/2006     118,861             301,217

-------------------------
(1) Options granted pursuant to the Omnibus Stock Plan. Options vest over the first year of the ten-year option term. The options were granted at the fair market value of the shares subject to the option on the date of grant.

(2) Reflects the percent of options granted to employees during the fiscal year ended September 30, 1996 under the Omnibus Stock Plan.

(3) Potential realized values shown above represent the potential gains based upon annual compound price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

The following table summarizes option exercises during the fiscal year ended September 30, 1996 by the executive officers named in the Summary Compensation Table, and the value of their unexercised options at September 30, 1996.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

                                                                                               VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED                IN-THE-MONEY
                    NUMBER OF SHARES                       OPTIONS AT FISCAL YEAR END      OPTIONS AT FISCAL YEAR END (2)
                       ACQUIRED ON                         ----------------------------    ------------------------------
                        EXERCISE         VALUE REALIZED    UNEXERCISABLE    EXERCISABLE
NAME                       (1)                 (2)          (SHARES)(3)     (SHARES)(4)    UNEXERCISABLE     EXERCISABLE
----                ---------------      --------------    -------------    -----------    -------------     -----------
Addison L. Piper          2,500              $26,938           24,250         132,070          $3,465         $398,751
William H. Ellis              0                    0           19,200         102,750           3,388          239,739
Andrew S. Duff                0                    0           17,900          27,800           1,386           43,240
Bruce C. Huber                0                    0           15,300          17,900           2,002          105,317
Dan L. Lastavich          1,700               17,255           14,000          19,000               0          228,996


-------------------------
(1) Represents shares acquired upon the exercise of options granted pursuant to the Book Value Plan.

(2) Value realized and value of unexercised options for options granted pursuant to the Plan are calculated by determining the difference between the fair market value of the shares underlying the options at exercise or at September 30, 1996, as applicable, and the exercise price of the options. Value realized and value of unexercised options for options granted pursuant to the Book Value Plan are calculated by determining the difference between (i) the greater of book value of the shares underlying the options or the fair market value of the freely transferable shares into which such shares are exchangeable at exercise or at September 30, 1996, as applicable, and (ii) the exercise price of the options.

(3) Includes shares subject to options granted pursuant to the Book Value Plan as follows: for Mr. Piper, 2,250; Mr. Ellis, 2,200; Mr. Duff, 900; and Mr. Huber, 1,300.

(4) Includes shares subject to options granted pursuant to the Book Value Plan as follows: for Mr. Piper, 10,000; Mr. Ellis, 8,200; Mr. Duff, 800; Mr. Huber, 3,900; and Mr. Lastavich, 5,000.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee (the "Committee") of the Board of Directors is responsible for reviewing and approving compensation policies for executive officers of the Company, which consist of members of the Management Committee, including the five most highly compensated executive officers of the Company named in the accompanying tables. The Committee is composed entirely of non-employee directors.

The following report describes the Company's executive compensation program and discusses the factors considered by the Committee in determining the compensation of the Company's Chief Executive Officer and other executive officers for its 1996 fiscal year.

COMPENSATION PHILOSOPHY

The goals for the executive compensation program are to:

      * motivate executives to assist the Company in achieving superior levels of financial and stock performance by closely linking executive compensation to performance in those areas; and

      * attract, retain and motivate top caliber executives by providing compensation and compensation opportunities that are comparable to those offered by other leading companies in the financial services industry.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

The elements of the executive compensation program are designed to meet the Company's compensation philosophy. Currently, the executive compensation program is comprised of annual cash compensation and longer-term stock compensation.

Annual cash compensation consists of base salary and a performance bonus. Base salaries are targeted to be near the average of financial services firms, with bonuses constituting a high percentage of annual cash compensation. Executive officers may also receive a cash payment in lieu of an ESOP contribution when the executive's recognized compensation, or the executive's share of the Company's calculated ESOP contribution is in excess of IRS limitations. Such excess ESOP payments are shown under "Other Annual Compensation" in the Summary Compensation Table.

The Company's bonus pools are based either upon the Company's earnings performance for the year, or upon business unit revenue and earnings performance. The Company's executive officers are paid bonuses semi-annually from one or both of two bonus pools that are based on the Company's earnings performance. The Chief Executive Officer and certain executive officers whose responsibilities primarily focus on administrative and operational aspects of the Company receive their total bonus from these pools. These two bonus pools combined are a maximum of 10% (7.6% actual for fiscal 1996) of the Company's income before taxes after adjustment for certain litigation settlement expenses. Such bonuses are paid pursuant to the 1995 Executive Performance Bonus Plan (the "Executive Performance Bonus Plan"), approved by shareholders at the 1995 Annual Meeting of Shareholders. Amounts paid pursuant to the Executive Performance Bonus Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended. Management Committee members whose responsibilities focus on a business unit are also paid bonuses from bonus pools based upon the operating income of their respective business units.

The structure and accrual rates for the executive bonus pools are reviewed annually by the Committee. Performance bonus awards for the executive officers are initially determined by the Chief Executive Officer and are submitted to the Committee for discussion and approval. An executive officer's individual share of his or her respective bonus pool is based upon the officer's duties and responsibilities, individual and team performance and future potential. Many of these assessments are subjective in nature and are made annually on a case-by-case basis.

Long-term, stock-based compensation has previously consisted of modest grants of incentive stock options (ISOs) under the Company's 1985 Executive Incentive Stock Option Plan (the "Stock Option Plan"). In fiscal 1992, the Committee and management, in consultation with an independent compensation consultant, concluded that stock-based compensation opportunities to executive officers were inadequate. To give the Company greater flexibility in the type and size of stock-based awards, the Company adopted the Omnibus Stock Plan allowing for grants of ISOs, non-qualified stock options, stock appreciation rights, and time-lapse and performance restricted stock. The Omnibus Stock Plan was approved by shareholders at the 1993 Annual Meeting of Shareholders.

Concurrent with the approval of the revised Omnibus Stock Plan, the Committee revised its approach to providing stock-based compensation to the Company's executive officers by adopting in principle a five-year schedule of grants composed of a large grant in the first year and substantially smaller annual grants in each of the following four years. If the Company were to achieve targeted performance during the five-year period beginning fiscal 1993, the options granted under the schedule would have a targeted value of approximately 15% of an executive officer's cash compensation during the period. The Committee believes these grants are more in line with external competitive opportunities and provide a stronger, more direct motivation to executive officers to increase shareholder value.

Accordingly, pursuant to the schedule of grants adopted in fiscal 1993, the Committee awarded stock options totaling 580,000 shares in fiscal 1993, 150,000 shares in fiscal 1994, 153,000 shares in fiscal 1995 and 165,000 shares in fiscal 1996. All options so awarded vest immediately, have a ten-year term, an exercise price equal to the fair market value on the date of the grant ($14.50 in fiscal 1993, $16.50 in fiscal 1994, $10.625 in fiscal 1995 and $13.50 in fiscal 1996) and are first exercisable after one year.

In December 1994, the Committee approved the grant of stock options totaling 606,850 shares in January 1995 under the Omnibus Stock Plan to 732 Managing Directors, Senior Vice Presidents and Vice Presidents of the Company and its subsidiaries. Also in December 1994, each of the Company's executive officers voluntarily elected to forfeit one-half of the options granted to them in each of the past two fiscal years under the Omnibus Stock Plan, representing an aggregate of 306,000 shares, allowing for more meaningful grants to other officers of the Company without additional dilution to the Company's shareholders.

The Committee additionally approves long-term incentive awards to certain officers of Piper Capital Management Incorporated, a wholly-owned subsidiary of the Company ("Piper Capital"). Beginning in 1995, these awards consist of options granted pursuant to the Piper Capital Management Incorporated 1995 Phantom Option Incentive Bonus Plan, a long-term incentive plan in which the ultimate payment to participants is based on the increase in the pre-tax earnings of Piper Capital over the holding period of the options. The goal of this plan is to attract and retain senior portfolio managers and other key executives and to reward them consistent with the long-term results of Piper Capital.

Beginning in fiscal 1995, certain officers of Piper Jaffray became eligible to participate in the investment activity of Second Century Growth Partnership. The purpose of this investment partnership is to help motivate and retain employees who are key contributors to the success of the Equity Capital Markets business of Piper Jaffray, by providing them with a compensation opportunity measured by the performance of certain investments related to the focus of that business.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Piper's base salary was increased in fiscal 1996 to $235,000. His base salary in fiscal 1995 was $200,000 and had not changed during the past three fiscal years. Mr. Piper's base salary was adjusted by the Committee in accordance with the base salary policy described earlier.

Mr. Piper's performance bonus for fiscal 1996 was $1,045,000, an increase of 109% from fiscal 1995. In fiscal 1996, the performance bonus represented approximately 76% of Mr. Piper's cash compensation. His performance bonus was based in part on the Company's pre-tax earnings performance after adjustment for certain litigation settlement expenses. Mr. Piper's performance bonus for fiscal 1995 was moderated by the Committee to reflect the Company's exposure related to funds managed by Piper Capital. In fiscal 1996, the Committee determined that such moderation was not required, given the resolution of certain claims related to such funds.

Additional factors considered in determining Mr. Piper's performance bonus for fiscal 1996 include his performance in the areas of strategic planning, promotion of the Company and its mission, advocacy of employment diversity, management development, community participation and other matters affecting the short and long-term success of the Company.

Mr. Piper received stock options in January 1996 to purchase 22,000 shares of common stock under the Omnibus Stock Plan in accordance with the stock-based compensation policy described earlier.

The Executive Compensation Committee believes that a significant portion of executive compensation should be "at-risk" based on financial performance, that it be aligned with shareholders through stock ownership, and that it is competitive with financial services firms. We believe that the Company's executive compensation practices meet these criteria.

THE EXECUTIVE COMPENSATION COMMITTEE

Ralph W. Burnet, Chairman
Kathy Halbreich
John L. McElroy, Jr.
Robert S. Slifka


                                PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Financial Service Analytics Brokerage Firm Composite Stock Price Index (the "FSA Composite Index") over the same period (assuming the investment of $100 in each on September 30, 1991, and the reinvestment of all dividends). The FSA Composite Index is comprised of 29 publicly held regional and national securities firms, including the Company.

The perfomance graph contained in the Company's proxy statement for its 1996 Annual Meeting of Shareholders included a comparison to the Lipper Analytical Brokerage Firm Composite Stock Price Index (the "Lipper Composite Index") which is comprised of 30 publicly held regional and national securities firms, including the Company. The securities firms included in the FSA Composite Index are substantially the same as those included in the Lipper Composite Index. The Company determined to change its comparative index due to the increased cost for obtaining information relating to the Lipper Composite Index. As required by the rules of the Securities and Exchange Commission, the following graph for this transition year includes a comparison of the cumulative total shareholder return to the Lipper Composite Index.



              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
     PIPER JAFFRAY COMPANIES, S&P 500 INDEX, FSA COMPOSITE INDEX AND LIPPER
                                 COMPOSITE INDEX


                               [PLOT POINTS GRAPH]

                                                       FISCAL YEAR ENDING SEPTEMBER
                                      1991         1992      1993      1994      1995      1996
Piper Jaffray Companies Inc.         100.00       115.73    181.87    113.93    171.22    146.57
S&P 500 Index                        100.00       111.04    125.44    130.06    168.70    202.98
FSA Composite Index                  100.00       113.53    194.42    150.23    235.12    243.52
Lipper Composite Index               100.00       113.66    199.70    152.91    239.41    255.24



TRANSACTIONS WITH DIRECTORS AND OFFICERS

Certain directors and officers of the Company (and members of the immediate families of such persons) maintained margin accounts with Piper Jaffray during the fiscal year ended September 30, 1996, and had margin account indebtedness during such year. All such indebtedness was incurred in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

COMPLIANCE WITH REPORTING REQUIREMENTS

As required by Securities and Exchange Commission rules under Section 16(a) of the Securities Exchange Act of 1934, and based solely upon review of copies of forms submitted to the Company during and with respect to the 1996 fiscal year, the Company makes the following disclosure. Mr. Stanberry inadvertently failed to make a timely filing of his initial statement of beneficial ownership of securities under Section 16(a) with respect to his ownership of securities of the Company.

                            APPROVAL OF AMENDMENTS TO
                        THE PIPER JAFFRAY COMPANIES INC.
                              STOCK INVESTMENT PLAN

AMENDMENT OF THE STOCK INVESTMENT PLAN

At the meeting, the shareholders are being asked to approve amendments to the Piper Jaffray Companies Inc. Stock Investment Plan (the "Stock Investment Plan") to (1) increase the number of shares of common stock of the Company reserved for issuance thereunder by 1,000,000 shares and (2) to reduce the minimum eligibility period for participation in the Stock Investment Plan.

On April 20, 1994, the Board of Directors adopted the Stock Investment Plan and on January 25, 1995, the shareholders of the Company approved the Stock Investment Plan. The Stock Investment Plan originally authorized up to 1,000,000 shares of common stock to be available for distribution under the Stock Investment Plan. As of November 29, 1996, 726,624 shares of common stock had been distributed pursuant to the Stock Investment Plan and 273,376 shares of common stock were available for future distribution. The Board of Directors believes that the increase in the number of shares available for distribution under the Stock Investment Plan approved by the Board of Directors on November 6, 1996, subject to shareholder approval, is necessary to accomplish the purpose of the Stock Investment Plan.

The Board of Directors further amended the Stock Investment Plan on November 6, 1996, subject to shareholder approval, to reduce the minimum eligibility period to the first of the month following hire date for full-time employees and part-time employees with customary employment of at least twenty hours per week. The Stock Investment Plan originally required full-time employees to complete six months of continuous service and part-time employees to complete twelve months of continuous service with customary employment of at least twenty hours per week before being eligible to participate. The Board of Directors believes that the reduction in the eligibility period is necessary to accomplish the purpose of the Stock Investment Plan by encouraging immediate employee ownership and to streamline administration.

On November 6, 1996, the Board of Directors also approved certain other changes to the Stock Investment Plan, which do not require shareholder approval. The summary of the Stock Investment Plan below reflects these changes.

PURPOSE

The purpose of the Stock Investment Plan is to provide eligible employees with an opportunity to acquire a proprietary interest in the Company through the purchase of common stock of the Company and, thereby, to develop a stronger incentive to work for the continued success of the Company. The Stock Investment Plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

The Stock Investment Plan is administered by the Executive Compensation Committee of the Board of Directors (the "Committee"). Subject to the provisions of the Stock Investment Plan, the Committee is authorized to determine any questions arising in the administration, interpretation and application of the Stock Investment Plan, and to make such uniform rules as are necessary to carry out its provisions.

ELIGIBILITY AND NUMBER OF SHARES

Up to 1,000,000 shares of common stock are available for distribution under the Stock Investment Plan, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding shares of common stock of the Company by reason of a stock dividend, stock split, corporate separation, recapitalization, merger, consolidation, combination, exchange of shares or similar transaction. If purchases by participants exceed 1,000,000 shares, each participant will receive a pro-rata amount of the common stock which may be sold. If the amendments to the Stock Investment Plan are approved at the meeting, the total number of shares of common stock of the Company authorized under the Stock Investment Plan would be 2,000,000, subject to appropriate adjustments by the Committee in the event of certain changes in the outstanding shares of common stock of the Company by reason of a stock dividend, stock split, corporate separation, recapitalization, merger, consolidation, combination, exchange of shares or similar transaction, and if purchases by participants would exceed 2,000,000 shares, each participant would receive a pro-rata amount of the common stock which may be sold.

Under the original terms of the Stock Investment Plan, any employee of the Company or a parent or subsidiary corporation of the Company (including officers and any directors who are also employees) is eligible to participate in the Stock Investment Plan for any Purchase Period (as defined below) so long as, on the first day of such Purchase Period, such employee has completed six months of continuous service as a full-time employee or twelve months of service with customary employment of at least twenty hours per week. If the amendments to the Stock Investment Plan are approved at the meeting, such employee would be eligible to participate so long as, on the first day of such Purchase Period, such employee is a full-time employee or a part-time employee with customary employment of at least twenty hours per week. A "Purchase Period" shall mean any calendar month.

Any eligible employee may elect to become a participant in the Stock Investment Plan for any Purchase Period by filing an enrollment form prior to the first business day of the Purchase Period. The payroll deduction form will authorize payroll deductions beginning with the first payday in such Purchase Period until the employee modifies his or her authorization, withdraws from the Stock Investment Plan or ceases to be eligible to participate.

No employee may participate in the Stock Investment Plan if such employee would be deemed for purposes of the Code to own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company.

The Company currently has approximately 3,033 employees who are eligible to participate in the Stock Investment Plan. As of November 29, 1996, 726,624 shares of common stock of the Company have been purchased under the Stock Investment Plan, including 3,554 shares purchased by executive officers of the Company.

PARTICIPATION

An eligible employee who elects to participate in the Stock Investment Plan will authorize the Company to make payroll deductions from $10 to $750 per month, such maximum amount to be subject to adjustment from time to time by the Committee. A participant may, at any time during a Purchase Period, direct the Company to adjust the amount of deductions or make no further deductions, as set forth in greater detail in the Stock Investment Plan. A participant may also elect to withdraw from the Stock Investment Plan at any time before the end of a Purchase Period. In the event of a withdrawal, all future payroll deductions will cease and the amounts withheld will be paid to the participant in cash within 15 days. Re-enrollment for any participant who stops payroll deductions or withdraws from the Stock Investment Plan will occur when the participant signs a new payroll deduction form. Amounts withheld under the Stock Investment Plan will be held by the Company as part of its general assets until the end of the Purchase Period and then applied to the purchase of common stock of the Company as described below. No interest will be credited to a participant for amounts withheld.

PURCHASE OF STOCK

Amounts withheld for a participant in the Stock Investment Plan will be used to purchase stock of the Company as of the last day of the Purchase Period at a price equal to 85% of the Fair Market Value (as defined in the Stock Investment
Plan) of a share of common stock on the last business day of the Purchase Period. All amounts so withheld will be used to purchase the number of shares of common stock (including fractional shares) that can be purchased with such amount, unless the participant has properly notified the Company that he or she elects to purchase a lesser number of shares or to receive the entire amount in cash. If purchases by all participants would exceed the number of shares of common stock available for purchase under the Stock Investment Plan, each participant will be allocated a ratable portion of such available shares. Any amount not used to purchase shares of common stock will be paid to the participant in cash.

Shares of common stock acquired by a participant will be held by the Company in a general account maintained for the benefit of all participants. The Company shall maintain individual subaccounts for each participant in such general account to which shall be allocated such participant's shares of common stock (including fractional shares to four decimal places). Certificates for the number of whole shares of common stock purchased by a participant and maintained for his or her benefit in the general account shall be issued and delivered to him or her, or transferred to another account for his or her benefit, only upon the request of such participant or his or her representative directed to the Company; provided that no more than one such request shall be honored during any calendar year commencing January 1, 1997. No certificates for fractional shares will be issued and participants will instead receive cash representing any fractional share. Except as provided herein, the shares of common stock held in the general account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

Dividends with respect to a participant's shares held in the general account will, at the election of the participant, either be paid to the participant in cash or reinvested in additional shares of common stock of the Company. If a participant fails to make such an election, all dividends with respect to the participant's shares held in the general account will be automatically reinvested to purchase additional shares of common stock of the Company. Each participant will be entitled to vote all shares held for the benefit of such participant in the general account.

No more than $25,000 in fair market value (determined on the last business day of each Purchase Period) of shares of common stock and other stock may be purchased under the Stock Investment Plan and all other employee stock purchase plans, if any, of the Company and any parent or subsidiary corporation of the Company by any participant for each calendar year.

DEATH, DISABILITY, RETIREMENT OR OTHER TERMINATION OF EMPLOYMENT

If the employment of a participant is terminated for any reason, including death, disability or retirement, the amounts previously withheld will be applied to the purchase of shares of common stock as of the last day of the Purchase Period in which the participant's employment has been terminated unless the participant has properly notified the Company prior to the last day of such Purchase Period that he or she elects to receive a refund of all amounts previously withheld. To the extent that a participant owns shares of common stock held in the general accounted referred to above on the date such participant's employment terminated, then such participant or his or her representative will be issued a certificate representing such shares.

RIGHTS NOT TRANSFERABLE

The rights of a participant in the Stock Investment Plan are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the Stock Investment Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

AMENDMENT OR MODIFICATION

The Board of Directors may at any time amend the Stock Investment Plan, provided that approval by the shareholders of the Company is required to (i) increase the number of shares to be reserved under the Stock Investment Plan (except for adjustment by reason of stock dividends, stock splits, corporate separations, recapitalizations, mergers, consolidations, combinations, exchanges of shares and similar transactions), (ii) decrease the minimum purchase price, (iii) withdraw the administration of the Stock Investment Plan from the Committee, or
(iv) change the definition of employees eligible to participate in the Stock Investment Plan.

TERMINATION

All rights of participants in any offering under the Stock Investment Plan shall terminate at the earlier of (i) the day that participants become entitled to purchase a number of shares of common stock equal to or greater than the number of shares remaining available for purchase or (ii) at any time, at the discretion of the Board of Directors, after 30 days' notice has been given to all participants. Upon termination of the Stock Investment Plan, shares of common stock shall be issued to participants in accordance with the terms of the Plan and cash, if any, previously withheld and not used to purchase common stock will be refunded to participants, as if the Stock Investment Plan were terminated at the end of a Purchase Period.

FEDERAL TAX CONSIDERATIONS

Participants will not recognize any income as a result of participation in the Plan until the disposal of shares acquired under the Plan or the death of the participant. Participants who hold their shares for more than two years or die while holding their shares will recognize ordinary income in the year of disposition or death equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition or death over the purchase price paid by the participant or (ii) the excess of the fair market value of the shares on the date they were purchased by the participant over the purchase price paid by the participant. If the holding period has been satisfied when the participant sells the shares or if the participant dies while holding the shares, the Company will not be entitled to any deduction in connection with the transfer of such shares to the participant.

Participants who dispose of their shares within the two-year period after the shares are transferred to them will be considered to have realized ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date they were purchased by the participant over the purchase price paid by the participant. If such dispositions occur, the Company generally will be entitled to a deduction at the same time and in the same amount as the participants who make those dispositions are deemed to have realized ordinary income.

Participants will have a basis in their shares equal to the purchase price of their shares plus any amount that must be treated as ordinary income at the time of disposition of the shares. Any additional gain or loss realized on the disposition of such shares will be capital gain or loss.

VOTING REQUIREMENTS

The affirmative vote of holders of a majority of the outstanding shares of common stock present and entitled to vote at the meeting will be required for approval of the amendments to the Stock Investment Plan. The Board of Directors unanimously recommends a vote for approval of the proposed amendments, and the enclosed proxy will be so voted unless otherwise directed.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE STOCK INVESTMENT PLAN.


                             APPOINTMENT OF AUDITORS

The Board of Directors appointed Deloitte & Touche LLP to act as independent auditors of the Company for the fiscal year ending September 30, 1997. Deloitte & Touche LLP are independent accountants and auditors who have audited the accounts of Piper Jaffray annually since 1937 and of the Company since its incorporation in February 1974.


                           DEADLINE FOR SUBMISSION OF
                             SHAREHOLDERS PROPOSALS

Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Secretary of the Company, Piper Jaffray Tower, 222 South Ninth Street, P.O. Box 28, Minneapolis, Minnesota 55440-0028, no later than August 20, 1997, for inclusion in the proxy statement for such annual meeting.


                              INFORMATIONAL MEETING

An informational meeting for shareholders of the Company will be held at the Lutheran Brotherhood Auditorium, 625 Fourth Avenue South, Minneapolis, Minnesota, on Monday, January 27, 1997, at 3:00 p.m. (Central Standard Time). The purpose of the informational meeting is to provide shareholders with information about the Company.

SHAREHOLDERS WILL NOT BE ABLE TO VOTE AT THE INFORMATIONAL MEETING ON MATTERS TO BE PRESENTED FOR A VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 22, 1997, IN SAN FRANCISCO, CALIFORNIA. IN ORDER TO CAST A VOTE ON MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING OF SHAREHOLDERS, A SHAREHOLDER PLANNING TO ATTEND THE INFORMATION MEETING MUST SIGN, DATE AND RETURN THE ENCLOSED PROXY OR VOTE IN PERSON AT THE ANNUAL MEETING OF SHAREHOLDERS.

Representatives of Deloitte & Touche LLP will attend the information meeting, will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions that may be asked by shareholders.


By Order of the Board of Directors

/s/ David E. Rosedahl
David E. Rosedahl
SECRETARY



                          Piper Jaffray Companies Inc.
                      Notice of Annual Shareholders Meeting

                           Wednesday, January 22, 1997
                        4:00 P.m. (Pacific Standard Time)
                                  Palace Hotel
                             2 New Montgomery Street
                            San Francisco, California

Important: Please sign and date your proxy card and return it promptly using the enclosed reply envelope.


PIPER JAFFRAY COMPANIES INC.
PIPER JAFFRAY TOWER
222 SOUTH NINTH STREET
MINNEAPOLIS, MINNESOTA 55402


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Addison L. Piper, David E. Rosedahl and Pamela
J. Schmidt, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of capital stock of Piper Jaffray Companies Inc. held of record by the undersigned on November 29, 1996, at the Annual Meeting of Shareholders to be held on January 22, 1997, or any adjournment thereof.

PROXY

1.  ELECTION OF DIRECTORS

         R. BURNET, A. DUFF, W. ELLIS, K. HALBREICH, A. PIPER, R. SLIFKA
                                 AND D. STANLEY

    [ ] FOR all nominees listed above      [ ] WITHHOLD AUTHORITY
        (except as marked to the contrary      to vote for all nominees listed
        below)                                 above


    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE)


2. TO ACT UPON A PROPOSAL TO AMEND THE PIPER JAFFRAY COMPANIES INC. STOCK INVESTMENT PLAN.

              [ ] FOR          [ ] AGAINST        [ ] ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                         ______________________________________
                                         Signature

                                         ______________________________________
                                         Signature if held jointly

                                         Dated: _______________________________

                                         PLEASE MARK, SIGN, DATE AND RETURN THE
                                         PROXY CARD PROMPTLY USING THE ENCLOSED
                                         ENVELOPE.


    TO BE EFFECTIVE, THIS PROXY MUST BE RECEIVED BY NORWEST BANK MINNESOTA,
                      N.A. NO LATER THAN JANUARY 16, 1997.